UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2022

Marinus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36576	20-0198082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, Radnor, PA
5 Radnor Corporate Center, Suite 500 100 Matsonford Rd, Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 801-4670

__________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Revenue Interest Financing Agreement

On October 28, 2022 (the “Closing Date”), Marinus Pharmaceuticals, Inc. (the “Company”) entered into a revenue interest financing agreement (the “Revenue Interest Financing Agreement”) with Sagard Healthcare Royalty Partners, LP (“Sagard”) pursuant to which Sagard agreed to pay $32.5 million (the “Investment Amount”) to the Company to provide funding for the Company’s development and commercialization of ganaxolone and related pharmaceutical products, including the commercial launch of ZTALMY, and for working capital and general administrative purposes.

In  exchange for the Investment Amount, the Company has agreed to make quarterly payments to Sagard (the “Payments”) as follows: (i) for each calendar quarter from and after the Closing Date through and including the quarter ended June 30, 2026, an amount equal to 7.5% of (a) the Company’s U.S. net sales of Ztalmy and all other pharmaceutical products that contain ganaxolone (“Net Sales”), in each case with any dosage form, dosing regimen, or strength, or any improvements related thereto (collectively, the “Included Products”) and (b) certain other payments received by the Company in connection with the manufacture, development and sale of the Included Products in the U.S. (the “Other Included Payments,” and, together with Net Sales, “Product Revenue”); and (ii) for each calendar quarter following the calendar quarter ended June 30, 2026, an amount equal to (x) 15.0% of the first $100 million in annual Product Revenue of the Included Products and (y) 7.5% of annual Product Revenue of the Included Products in excess of $100 million.

The Payments are subject to a hard cap equal to 190% of the Investment Amount (the “Hard Cap”). Sagard’s right to receive payments will terminate when Sagard has received payments in respect of the Included Products, including any additional payments described below, equal to the Hard Cap. Further, the Company has the right to make voluntary prepayments to Sagard, and such payments will be credited against the Hard Cap.

If Sagard has not received aggregate payments equaling at least 100% of the Investment Amount by December 31, 2027 or at least 190% of the Investment Amount by December 31, 2032 (each, a “Minimum Amount”), then the Company will be obligated to make a cash payment to Sagard in an amount sufficient to gross up Sagard up to the applicable Minimum Amount within a specified period of time after each reference date.

The obligations under the Revenue Interest Financing Agreement, including the Payments, will be guaranteed by certain of the Company’s future subsidiaries that are required to become a party thereto as guarantors (the “Guarantors”).  The Company’s obligations under the Revenue Interest Financing Agreement and the guarantee of such obligations are secured, subject to customary permitted liens and other agreed upon exceptions and subject to an intercreditor agreement with Oaktree Fund Administration, LLC (“Oaktree”) as administrative agent for the lenders under the Company’s credit agreement (as described below, the “Credit Agreement”), by a pledge of substantially all of the Company’s and the Guarantors’ assets that relate to, or are used or held for use for, the development, manufacture, use and/or commercialization of Ztalmy and all other pharmaceutical products that contain ganaxolone in the United States, including the Product Revenue, pursuant to the terms of the Security Agreement dated as of the Closing Date by and among the Company, the Guarantors from time to time party thereto, and Sagard (the “Security Agreement”).

At any time, the Company has the right, but not the obligation (the “Call Option”), to repurchase all, but not less than all, of Sagard’s interest in the Payments at a repurchase price (the “Put/Call Price”) equal to: (a) on or before the third anniversary of the Closing Date, 160% of the Investment Amount; (b) after the third anniversary but on or prior to the fourth anniversary of the Closing Date, 180% of the Investment Amount; and (c) after the fourth anniversary of the Closing Date, 190% of the Investment Amount, in each case, less the aggregate of all of the payments of the Company in respect of the Payments made to Sagard prior to such date.

The Revenue Interest Financing Agreement contains certain restrictions on the Company’s and its subsidiaries’ abilities, among other things, to incur additional debt, grant or permit additional liens, make investments and acquisitions, dispose of assets, pay dividends and distributions and enter into affiliate transactions, in each case, subject to certain exceptions.  In addition, the Revenue Interest Financing Agreement contains a financial covenant that requires the Company to maintain at all times cash and cash equivalents in certain deposit accounts in an amount at least equal to (i) from the Closing Date until the repayment of the loans under the Credit Agreement, $15.0 million and (ii) thereafter, $10.0 million.

The Revenue Interest Financing Agreement also contains representations and warranties of the Company and of the Guarantors customary for financings of this type.  In addition, such representations and warranties (i) are intended not as statements of fact, but rather as a way of allocating the risk between the parties to the Revenue Interest Financing Agreement and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by the Company’s stockholders or other investors. Accordingly, the Revenue Interest Financing Agreement is included with this filing only to provide investors with information regarding the terms of the transaction, and not to provide stockholders or other investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Revenue Interest Financing Agreement, which subsequent information may or may not be fully reflected in public disclosures.

In addition, the Revenue Interest Financing Agreement provides that if certain events occur, including certain bankruptcy events, a change of control, non-payment of Payments, divestiture of rights to commercialize Included Products in the United States, divestiture of certain assets related to the Included Products (subject to customary carve-outs), and (subject to applicable cure periods) non-compliance with the covenants in the Revenue Interest Financing Agreement, Sagard has the right, but not the obligation, to require the Company to repurchase all, but not less than all, of Sagard’s interest in the Payments at the Put/Call Price.

Amendment to Credit Agreement

In connection with the Revenue Interest Financing Agreement, on the Closing Date, the Company entered into that certain Limited Consent and First Amendment to Credit Agreement (the “Credit Agreement Amendment”) to its previously disclosed Credit Agreement and Guaranty dated as of May 11, 2021 with Oaktree, as the administrative agent (the “Administrative Agent”) and the lenders party thereto (as amended by that certain Letter Agreement re: Minimum Liquidity Amount dated May 17, 2021 and as further amended by that certain Amendment dated May 23, 2022, the “Credit Agreement”) to, among other things, allow for the consummation of the Revenue Interest Financing Agreement and the transactions thereunder. In addition, the Credit Agreement Amendment increases the exit fee due by the Company upon any repayment, whether as a prepayment or a scheduled repayment, of the principal of the loans under the Credit Agreement from 2.00% to 2.67%.

This descriptions of the Revenue Interest Financing Agreement, the Security Agreement and the Credit Agreement Amendment are summaries, do not purport to be complete and are qualified in their entirety by reference to the full text of the Revenue Interest Financing Agreement and the Credit Agreement Amendment, which are expected to be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 8.01. Other Events.

On October 31, 2022, the Company issued a press release announcing the Revenue Interest Financing Agreement. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference to this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 31, 2022
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINUS PHARMACEUTICALS, INC.

Date: October 31, 2022	/s/ Steven Pfanstiel
Steven Pfanstiel
Chief Financial Officer and Treasurer